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                                                           FOR IMMEDIATE RELEASE
                                                                   April 8, 2004

    EXTENDICARE TO REFINANCE DEBT WITH $125 MILLION SENIOR SUBORDINATED NOTES

MILWAUKEE, WISCONSIN -- Extendicare Health Services, Inc. (EHSI) announced that it intends to sell up to $125 million principal amount of Senior Subordinated Notes due 2014 (the "2014 Notes"). Consummation of the private sale is anticipated in late April 2004.

EHSI is a wholly owned subsidiary of Extendicare Inc. (TSX: EXE and EXE.A; NYSE:
EXE.A).

EHSI plans to use the net proceeds from the sale of the 2014 Notes, together with borrowings under its amended and restated credit facility and cash on hand, to fund a tender offer for any and all of the outstanding $200 million aggregate principal amount of 9.35% Senior Subordinated Notes due 2007 (the "2007 Notes"), to redeem any 2007 Notes not tendered in the tender offer and to pay related fees and expenses related to the tender offer and the redemption. In connection with the offering, EHSI intends to amend and restate its existing five-year $105 million senior secured revolving credit facility to, among other things, provide an additional $50 million of borrowing availability and extend the term by two years.

The 2014 Notes will be unsecured indebtedness guaranteed on a senior subordinated basis by substantially all of EHSI's existing and future active domestic subsidiaries. The 2014 Notes will be sold to qualified institutional buyers in reliance on Rule 144A and outside the United States in compliance with Regulation S under the Securities Act of 1933, as amended. The 2014 Notes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold by holders thereof without registration unless an exemption from such registration is available.

Extendicare Health Services, Inc. of Milwaukee, Wisconsin is a wholly owned subsidiary of Extendicare Inc. Through its subsidiaries, Extendicare Inc. operates 275 long-term care facilities across North America, with capacity for over 28,900 residents. As well, through its operations in the United States, Extendicare offers medical specialty services such as subacute care and rehabilitative therapy services, while home health care services are provided in Canada. The Company employs 35,800 people in the United States and Canada.

Statements contained in this release other than statements of historical fact, including statements regarding anticipated financial performance, business strategy and management's plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as "expect", "intend", "anticipate", "believe", "estimate", "plan" or "objective" or other similar expressions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. In addition to the risks and uncertainties related to these statements, other risks and uncertainties are identified in Extendicare Inc.'s or Extendicare Health Services, Inc.'s filings with Canadian and United States securities regulators and include, but are not limited to, the following: changes in the health care industry in general and the long-term care industry in particular because of political and economic influences; changes in regulations governing the industry and the Company's compliance with such regulations; changes in government funding levels for health care services; resident care litigation, including exposure for punitive damage claims and increased insurance costs, and other claims asserted against the Company; the Company's ability to attract and retain qualified personnel; the

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availability and terms of capital to fund the Company's capital expenditures;
changes in competition; and demographic changes. Given these risks and uncertainties, readers are cautioned not to place undue reliance on the Company's forward-looking statements. All forward-looking statements contained in this report are necessarily estimates reflecting the best judgment of the party making such statements based upon current information, and the Company assumes no obligation to update any forward-looking statement.

For further information, contact:

Christopher Barnes
Manager, Investor Relations
Phone:  (905) 470-5483
Fax:  (905) 470-4003
Email: cbarnes@extendicare.com

Visit Extendicare's Website @ www.extendicare.com



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